AMENDMENT NO. 1 TO AMENDED AND
RESTATED LOAN AGREEMENT

This Amendment No. 1 to Amended and Restated Loan Agreement (the “Amendment”) dated as of May 5, 2017, is between Bank of America, N.A. (the “Bank”) and Daktronics, Inc., a South Dakota corporation (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Amended and Restated Loan Agreement dated as of November 15, 2016 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
2.    Amendments. The Agreement is hereby amended as follows:
(a)    Section (b) to Schedule A of the Agreement is hereby amended to read in its entirety as follows:
“Facilities Fee. The Borrower agrees to pay a quarterly fee equal to Four Thousand Five Hundred and No/100 Dollars ($4,500.00). This fee is due on December 31, 2016 and on the same day of each following quarter until the expiration of the availability period.”

3.    Effectiveness of Amendments. The amendments set forth herein shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, default or event of default other than as specifically waived herein nor as a waiver of any breach, default or event of default of which the Bank has not been informed by the Borrower, (b) affect the right of the Bank to demand compliance by the Borrower with all terms and conditions of the Agreement and other loan documents, except as specifically amended, waived or otherwise modified by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Bank’s consent or approval under the Agreement or other loan documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Bank’s exercise of any rights or remedies under the Agreement or any other loan document, whether arising as a consequence of any default or event of default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.
4.    Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) after giving effect to this Amendment, the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.
5.    Reaffirmation of Obligations. The Borrower (a) affirms all of its obligations under the Agreement and other loan documents and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Borrower’s obligations under the Agreement and other loan documents.
6.    Conditions. The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:
(a)    A fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a “Credit Support Provider”) in form satisfactory to the Bank.
(b)    If the Borrower or any Credit Support Provider is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such Credit Support Provider of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.
(c)    Payment by the Borrower of all unpaid Facilities Fees due from November 15, 2016 through March 31, 2017 in the amount of Six Thousand Seven Hundred Fifty and No/100 Dollars ($6,750.00).
(d)    Payment by the Borrower of all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.
7.    Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Bank, as is necessary to carry out the intent of this Amendment.
8.    Counterparts. This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.
9.    No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Bank or the Bank’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such persons, or failure of such persons to act under the Agreement on or prior to the date hereof.
10.    General Release. In consideration of the Bank’s willingness to enter into this Amendment, the Borrower releases and forever discharges the Bank and the Bank’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against any of the Bank Group in any way related to or connected with the Agreement or other loan documents and the transactions contemplated thereby.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI.
13.    Venue and Jurisdiction; Waiver of Jury Trial. The venue and jurisdiction and waiver of jury trial provisions set forth in Sections 7.3 and 7.5 of the Agreement are hereby incorporated by reference, mutatis mutandis.
14.    ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
[Signature Page Follows]

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.    Daktronics, Inc.

/s/ Alok Jain    /s/ Reece A. Kurtenbach
Name: Alok Jain    Name: Reece A. Kurtenbach
Title: Senior Vice President    Title: Chief Executive Officer

/s/ Sheila M. Anderson
Name: Sheila M. Anderson
Title: Chief Financial Officer

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